EXHIBIT 21


                   SUBSIDIARIES OF GREG MANNING AUCTIONS, INC.


The subsidiaries of Greg Manning Auctions, Inc., which are wholly owned except where indicated, are as follows:

                                                                Jurisdiction of
Name                                                            Incorporation
-------------------------------------------------               ---------------
A-Mark Precious Metals, Inc.                                    New York
Spectrum Numismatics International, Inc.                        California
Teletrade, Inc.                                                 Delaware
Ivy & Manning Philatelic Auctions, Inc.                         Texas
Greg Manning Galleries, Inc.                                    New York
H.R. Harmer, Inc.                                               Delaware
Kensington Associates, LLC                                      California
Greg Manning Nutmeg Auctions, Inc.                              Delaware
North American Certified Trading, LLC                           California
Spectrum Auction Services, LLC                                  Delaware
Superior Sports Auctions, LLC                                   Delaware
Bowers & Merena Galleries, LLC                                  Delaware
Kingswood Coin Auctions, LLC                                    Delaware
Spectrum PMI, Inc.(1)                                           Delaware
Greg Manning Auctions Real Estate, LLC                          New York
Corinphila Auktionen AG (3)                                     Switzerland
Heinrich Kohler Berliner Briefmarken-Auktionen GmbH(2)          Germany
Heinrich Kohler Auktionshaus, GmbH & Co.KG                      Germany
Heinrich Kohler Briefmarkenhandel, GmbH & Co. KG                Germany
Heinrich Kohler Verwaltungs, GmbH                               Germany
Auctentia Deutschland, GmbH                                     Germany
Auctentia Subastas, S.L.                                        Spain
GMAI Auctentia Central de Compras, S.L.U.                       Spain
GMAI-Auctentia Europe, S.L.                                     Spain
John Bull Stamp Auctions, Ltd.                                  Hong Kong

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(1)  80% owned by Greg Manning Auctions, Inc.; 20% owned by Auctentia, S.L., effective July 15, 2005

(2)  66.67% owned by Greg Manning Auctions, Inc.

(3) 65% owned by Greg Manning Auctions, Inc.; effective July 31, 2005, 100% owned by Greg Manning Auctions, Inc.